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                  [Letterhead of Cairncross & Hempelmann, P.S.]





                                January 27, 1997






Holders of Common Stock and Redeemable Common Stock
         Purchase Warrants of Tuscany, Inc.

To Whom It May Concern:

         Tuscany, Inc., a Washington corporation (the "Company") has requested that we furnish an opinion, as set forth herein, with respect to certain matters in connection with the offering of up to 1,600,000 shares of the Company's common stock (collectively, the "Shares") and 1,600,000 redeemable purchase warrants (collectively, the "Warrants"), each to purchase one share of the Company's common stock (the "Underlying Shares"), pursuant to the prospectus (the "Prospectus") included in the Company's registration statement on Form SB-2, amended by Amendment No. 1 (the "Registration Statement") being filed with the U.S. Securities and Exchange Commission ("SEC") on or about January 28, 1997.

         We have acted as corporate counsel for the Company in connection with the sale of the Shares and Warrants. In the course of the representation described above, our firm participated with the Company in the preparation of the Registration Statement and related documents and correspondence. This letter should be read in conjunction with the Prospectus and, unless the context hereof clearly otherwise provides, all capitalized terms herein shall have the respective meanings ascribed to them in the Prospectus.

         In rendering the opinions expressed herein, we have examined the Registration Statement and exhibits thereto, and have examined such further documents, including minutes of meetings of the Board of Directors of the Company (the "Minutes"), and questions of law as we consider to be necessary or appropriate for the purposes of this opinion.

         On the basis of the foregoing, and subject to the qualifications set forth herein, upon the SEC's declaration of the effectiveness of the Registration Statement, we are of the opinion that:






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Holders of Common Stock and Redeemable Common Stock
  Purchase Warrants of Tuscany, Inc.
January 27, 1997
Page 2

         1. The Company was duly incorporated and is validly existing under the laws of the State of Washington.

         2, Based solely on the Minutes and the Articles of Incorporation, Bylaws, and form of Warrant Agreement appended to the Registration Statement:
(a) the 1,600,000 Shares have been duly authorized and, when issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable in accordance with the Washington Business Corporation Act (the "Act"); (b) the 1,600,000 Warrants have been duly authorized and, when issued and paid for in accordance with the Registration Statement, will be validly issued and exercisable in accordance with their terms; and (c) the Underlying Shares have been reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable in accordance with the Act. This opinion does not address the compliance, or lack thereof, of the offering or such issuance and sale with any securities laws or any law or statute other than the Act.

         This letter and the opinions expressed herein are solely for the benefit of the Company and its securityholders, and should not be relied upon by any other person without the prior written consent of Cairncross & Hempelmann, except that we hereby consent to the reference to our firm under "Legal Matters" in the Prospectus and to the inclusion of this letter as Exhibit 5.1 to this Registration Statement.

                                              Very truly yours,

                                              CAIRNCROSS & HEMPELMANN, P.S.


                                              /s/ Robert C. Seidel
                                              --------------------------------
                                                  Robert C. Seidel